Exhibit 10.13

MIDASPLAYER INTERNATIONAL HOLDING COMPANY LIMITED

2012 SHARE INCENTIVE PLAN

(for United States Service Providers)

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Midasplayer International Holding Company Limited 2012 Share Incentive Plan (the “Plan”) is hereby established effective as of 03 April, 2012, the date of its approval by the Shareholders (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Group and its Shareholders by providing an incentive to attract, retain and reward persons performing services in the United States of America for the Group and by motivating such persons to contribute to the growth and profitability of the Group.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Capitalized terms used herein shall have the meanings assigned to such terms by the Articles, unless otherwise defined herein or as follows:

(a) “Articles” mean the Articles of Association of the Company.

(b) “Award” means an Option, Share Subscription Right or Share Bonus granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(e) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Group Member applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Group Member documents or records; (ii) the Participant’s material failure to abide by a Group Member’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Group Member (including, without limitation, the Participant’s improper use or disclosure of a Group Member’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Group Member’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Group Member of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Group Member, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Group Member.

(f) “Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(g) “Committee” means the compensation committee or other committee or subcommittee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h) “Company” means Midasplayer International Holding Company Limited, company number C40465, whose registered office is at 125/14, The Strand, Gzira, GZR 1027 Malta, or any successor thereto.

(i) “Consultant” means a person performing services in the United States who is engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Group Member, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(j) “Director” means a resident of the United States who is a member of the Board.

(k) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Group because of the sickness or injury of the Participant.

(l) “Employee” means any person performing services in the United States who is treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Group Member and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided,

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however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(m) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(n) “Exit Event” means and Exit Event as defined by the Articles.

(o) “Fair Market Value” means, as of any date, the value of a Share or other property as determined by the Board, in its discretion, subject to the following:

(i) If, on such date, the Shares are listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be the closing price of a Share as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Shares, as reported by such source as the Company deems reliable. If the relevant date does not fall on a day on which the Shares have traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Shares are not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

(p) “Group” means the Company and its subsidiaries (as defined by section 2 of the Companies Act of 1995, Cap 386 of the laws of Malta, as amended from time to time).

(q) “Group Member” means an entity which is a member of the Group.

(r) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(s) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

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(t) “Officer” means any person designated by the Board as an officer of the Company.

(u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(v) “Participant” means any eligible person who has been granted one or more Awards.

(w) “Securities Act” means the United States Securities Act of 1933, as amended.

(x) “Service” means a Participant’s employment or service with the Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Group Member for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Group Member. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(y) “Share” means an ordinary share of any class or series in the share capital of the Company, as adjusted from time to time in accordance with Section 4.3.

(z) “Share Award” means an Award of a Share Bonus or a Share Purchase Right.

(aa) “Share Bonus” means Shares granted to a Participant pursuant to Section 7.

(bb) “Shareholders” mean the holders of the issued and outstanding share capital of the Company.

(cc) “Share Subscription Right” means a right to subscribe for the purchase of Shares granted to a Participant pursuant to Section 7.

(dd) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

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(ee) “Ten Percent Shareholder” means a person who, at the time an Award is granted to such person, owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of any Group Member within the meaning of Section 422(b)(6) of the Code.

(ff) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(gg) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which Shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such Shares upon the Participant’s termination of Service.

2.2 Construction. The Company intends that securities issued pursuant to the Plan be exempt from requirements of registration and qualification of such securities pursuant the exemptions afforded by Rule 701 promulgated under the Securities Act and Section 25102(o) of the of the California Corporations Code or any other applicable exemptions, and the Plan shall be so construed. Further, the Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in had faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, determination or election.

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3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares to be subject to each Award;

(b) to determine the type of Award granted and the class or series of Shares subject to the Award;

(c) to determine the Fair Market Value of Shares or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the method of payment for Shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Award Agreement;

(f) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired pursuant thereto;

(g) to reprice or otherwise adjust the exercise price of any Option, or to grant in substitution for any Option a new Award covering the same or different number of Shares;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

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3.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Group, to the extent permitted by the Articles and applicable law, members of the Board and any officers or employees of the Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of Shares that may be issued under the Plan shall be 14,900,182 (Fourteen million, nine hundred thousand, one hundred and eighty two) and shall consist of authorized but unissued or reacquired Shares or any combination thereof. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of Shares issuable upon the exercise of all outstanding Awards (together with options outstanding under any other share option plan of the Company) and the total number of Shares provided for under any share bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the Shareholders of the Company pursuant to Section 260.140.45) of the then outstanding Shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 10.2. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, or by means of a Net Exercise, the number of Shares available for issuance under the Plan shall be reduced by the net number of Shares issued upon the exercise of the Option.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the Shareholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization,

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reincorporation, recapitalization, reclassification, share dividend, share split, reverse share split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Shareholders in a form other than Shares (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit set forth in Section 5.3(a), and in the exercise or purchase price per Share under any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares which are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the shares subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Board may, without affecting the number of Shares available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or shares, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.	ELIGIBILITY, PARTICIPATION AND OPTION LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to Section 4.1 and adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 14,900,182 (Fourteen million, nine hundred thousand, one hundred and eighty two) Shares (the “ISO Share Limit”). The maximum aggregate number of Shares that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of Shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

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(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company or a Subsidiary Corporation. Any person who is not an Employee of the Company or a Subsidiary Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all share option plans of the Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the option with respect to such Shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, Shares issued pursuant to each such portion shall be separately identified.

6.	SHARE OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of Shares covered thereby, in such form as the Board shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per Share for an Option shall be not less than the Fair Market Value of a Share on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Shareholder shall have an exercise price per Share less than one hundred ten percent (110%) of the Fair Market Value of a Share on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code, as applicable.

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6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon an Exit Event, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) if permitted by the Company and subject to the limitations contained in Section 6.3(b), by means of (1) a Share Tender Exercise, (2) a Cashless Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Share Tender Exercise. A “Share Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole Shares having a Fair Market Value that does not exceed the aggregate exercise price for the Shares with respect to which the Option is exercised. A Share Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Shares. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such Shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. A Cashless Exercise shall be permitted only upon the class of Shares subject to the Option becoming publicly traded in an established securities market. A “Cashless Exercise” means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the

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right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate exercise price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of thirty (30) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

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(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution: provided, however, that to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. Notwithstanding the foregoing, for so long as the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, no Option or, prior to its exercise, the Shares to be issued upon the exercise of the Option, shall be transferred except in compliance with the restrictions on transfer under Rule 12h-1(f) (including the requirement under such rule that any permitted transferee may not further transfer the Option) or be made subject to any short position, “put equivalent position” or ‘‘call equivalent position” by the Participant, as such terms are defined in Rule 16a-1 of the Exchange Act.

7.	SHARE AWARDS.

Share Awards shall be evidenced by Award Agreements specifying whether the Award is a Share Bonus or a Share Subscription Right and the number of Shares subject to the Award, in such form as the Board shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of Share Awards Authorized. Share Awards may be granted in the form of either a Share Bonus or a Share Subscription Right. Share Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals.

7.2 Purchase Price. The purchase price for Shares issuable under each Share Subscription Right shall be established by the Board in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving Shares pursuant to a Share Bonus, the consideration for which shall be services actually rendered to a Group Member or for its benefit.

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7.3 Purchase Period. A Share Subscription Right shall be exercisable within a period established by the Board, which shall in no event exceed thirty (30) days from the effective date of the grant of the Share Subscription Right.

7.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of Shares being purchased pursuant to any Share Subscription Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

7.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Share Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period in which Shares acquired pursuant to a Share Award remain subject to Vesting Conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Exit Event or as provided in Section 7.8. The Board, in its discretion, may provide in any Award Agreement evidencing a Share Award that, if the satisfaction of Vesting Conditions with respect to any Shares subject to such Share Award would otherwise occur on a day on which the sale of such Shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such Shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.5 and any Award Agreement, during any period in which Shares acquired pursuant to a Share Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a Shareholder of the Company holding Shares of the same class and series as the Shares subject to the Share Award, including, if applicable, the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares; provided, however, that if so determined by the Board and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the Shares subject to the Share Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to Shareholders (or, if later, the 15th day of the third month following the date such dividends or distributions arc paid to Shareholders). In the event of a dividend or distribution paid in Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Share Award shall be immediately subject to the same Vesting Conditions as the Shares subject to the Share Award with respect to which such dividends or distributions were paid or adjustments were made.

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7.7 Effect of Termination of Service. Unless otherwise provided by the Articles or by the Board in the Award Agreement evidencing a Share Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any Shares acquired by the Participant pursuant to a Share Subscription Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any Shares acquired by the Participant pursuant to a Share Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

7.8 Nontransferability of Share Award Rights. Rights to acquire Shares pursuant to a Share Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Share Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8.	STANDARD FORMS OF AWARD AGREEMENTS.

8.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Board and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

8.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

9.	EXIT EVENT.

Subject to the requirements and limitations of the Articles and Section 409A of the Code, if applicable, the Board may provide for any one or more of the following in connection with an Exit Event:

9.1 Accelerated Vesting. In its discretion, the Board may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with an Exit Event of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Exit Event, and to such extent as the Board shall determine.

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9.2 Assumption, Continuation or Substitution of Awards. Upon an Exit Event, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Exit Event or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s share capital. For purposes of this Section, if so determined by the Board, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Exit Event, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Exit Event, the consideration (whether shares, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Exit Event was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely ordinary shares of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each Share to consist solely of ordinary shares of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Exit Event. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Exit Event nor exercised as of the time of consummation of the Exit Event shall terminate and cease to be outstanding effective as of the time of consummation of the Exit Event. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Exit Event and any consideration received pursuant to the Exit Event with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

9.3 Cash-Out of Outstanding Awards. The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of an Exit Event, each or any Award or portion thereof outstanding immediately prior to the Exit Event and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) shares of the Company or of a corporation or other business entity a party to the Exit Event, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Exit Event, reduced (but not below zero) by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by holders of Shares pursuant to the Exit Event on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per Share as of the time of the Exit Event on the basis of the Board’s good Faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board, an Award having an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Exit Event may be canceled without payment of consideration to the holder thereof Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Exit Event and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

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10.	TAX WITHHOLDING.

10.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including any social insurance), if any, required by law to be withheld by any Group Member with respect to an Award or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares or to release Shares from an escrow established pursuant to an Award Agreement until the Group Member’s tax withholding obligations have been satisfied by the Participant.

10.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or vesting of an Award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Group Member. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting or exercise of an Award, to sell a portion of the Shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Group Member and to remit an amount equal to such tax withholding obligations to the Company in cash.

11.	COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of Shares pursuant to any Award shall be subject to compliance with all applicable requirements of United States federal and state law and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised or Shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the Shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the Shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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12.	AMENDMENT OR TERMINATION OF PLAN.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Shareholders, there shall be (a) no increase in the maximum aggregate number of Shares that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Shares may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

13.	MISCELLANEOUS PROVISIONS.

13.1 Restrictions on Transfer of Shares.

(a) Shares issued under the Plan shall be subject to any restrictions applicable to the Shares as set forth in the Articles and may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(b) Notwithstanding the provisions of any Award Agreement to the contrary, at any time prior to the date on which the Shares are listed on a national securities exchange (as such term is used in the Exchange Act) or is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal, the Board may prohibit any Participant who acquires Shares pursuant to the Plan or any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any such Shares (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent for any reason, including without limitation any Transfer (i) to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly, or (ii) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the

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Company in connection with the initial issuance of such Shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer would be of less than all of the Shares then held by the Shareholder and its affiliates or is to be made to more than a single transferee.

13.2 Forfeiture Events. The Board may determine that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

13.3 Provision of Information. At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Participant and purchaser of Shares upon the exercise of an Award; provided, however, that this requirement shall not apply if all offers and sales of securities pursuant to the Plan comply with all applicable conditions of Rule 701 under the Securities Act. The Company shall not be required to provide such information to key persons whose duties in connection with the Company assure them access to equivalent information. The Company shall deliver to each Participant such disclosures as are required in accordance with Rule 701 under the Securities Act. Notwithstanding the foregoing, at any time the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide to the applicable Participants the information described in Securities Act Rules 701(e)(3), (4) and (5) by a method allowed under Rule 12h-1(f)(1)(vi) and in accordance with the requirements of Rule 12h-1(f)(1)(vi), provided that the Participant agrees to keep the information confidential until the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

13.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Group Member to terminate the Participant’s Service at any time. To the extent that an Employee of a Group Member other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

13.5 Rights as a Shareholder. A Participant shall have no rights as a Shareholder with respect to any Shares covered by an Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 4.3 or another provision of the Plan.

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13.6 Delivery of Title to Shares. Subject to the Articles and any applicable law, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (b) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Shares to the Participant in certificate form.

13.7 Fractional Shares. The Company shall not be required to issue fractional Shares upon the exercise or settlement of any Award.

13.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Group Member’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefits.

13.9 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

13.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Group Member’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Group Member to take any action which such entity deems to be necessary or appropriate.

13.11 Choice of Law. Except to the extent governed by applicable United States federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

13.12 Shareholder Approval. The Plan or any increase in the maximum aggregate number of Shares issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by a majority of the outstanding securities of the Company entitled to vote by the later of (a) a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board or (b) the first issuance of any security pursuant to the Plan in the State of California (within the meaning of Section 25008 of the California Corporations Code). Awards granted prior to security holder approval of the Plan or

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in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be, and such Awards shall be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Midasplayer International Holding Company Limited 2012 Share Incentive Plan as duly adopted by the Board on 03 April, 2012.

/s/ [illegible]
Secretary

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PLAN HISTORY

03 April, 2012	Board adopts Plan, with an initial reserve of 14,900,182 Shares.

03 April, 2012	Shareholders of the Company approve Plan.

(1) [NAME]

and

(2) MIDASPLAYER INTERNATIONAL HOLDING COMPANY

LIMITED

SUBSCRIPTION AGREEMENT

DATE [DATE]

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

When considering what action you should take, you are recommended to seek your own independent financial advice from your own stockbroker, bank manager, solicitor, accountant or other independent financial adviser.

This Subscription Agreement and all other documentation received from the Company are not, and should not be taken as, a recommendation to purchase shares.

This Subscription Agreement and the accompanying documents from the Company are submitted on a confidential basis and the offer contained in them is personal to the recipient and may not be transferred or assigned by the recipient.

This agreement is made on [DATE] between:

(1)	Midasplayer International Holding Company Limited, company number C40465, whose registered office is at 125/14, The Strand, Gzira, GZR 1027 Malta (“Company”); and

(2)	[NAME] of [ADDRESS], United States of America (“Employee”).

1.	BACKGROUND

The Employee hereby purchases from the Company and the Company hereby sells to the Employee a total of [AMOUNT] D1 Ordinary Shares in the Company (“Employee Shares”) for the aggregate purchase price of €[AMOUNT] (€0.000149 per Employee Share) (the “Purchase Price”).

The Employee agrees to hold the Employee Shares subject to the terms of the Midasplayer International Holding Company Limited 2012 Share Incentive Plan (“Plan”), this agreement and the Articles, copies of which are herewith delivered to the Employee.

Pursuant to the provisions of this agreement, the Employee Shares (or a proportion thereof) will, in certain circumstances and at certain times, be converted into Deferred Shares.

2.	DEFINITIONS AND INTERPRETATION

2.1	In this agreement, the following terms shall have the following meanings and, unless the context requires otherwise, the terms defined in the Articles shall have the same meanings in this agreement:

(a)	“Articles” means the Articles of Association of the Company adopted on 15 November 2011, as amended from time to time;

(b)	“ceasing to be an employee” means ceasing to be an employee and/or director of the Company or any Group Member and “ceases to be an employee” shall be construed accordingly. In this definition the Employee will be deemed to cease to be an employee and/or director on the Relevant Cessation Date;

(c)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(d)	“Conversion Date” the date to be specified by the Employee in the relevant Conversion Notice for the Employee Shares (or a proportion thereof) to convert into Deferred Shares, being the date determined in accordance with clause 5.1(b) or 5.3(b) (as appropriate);

(e)	“Conversion Number” means the number of Employee Shares which are to be the subject of the relevant Conversion Notice, as calculated in accordance with clause 5.1(a) or 5.3(a) (as appropriate);

(f)	“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, equity, right to acquire, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or any other type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect;

(g)	“Relevant Cessation Date” means the date on which the Employee ceases to be an employee or director of any Group Member for any reason (including death or bankruptcy) without remaining or immediately becoming an employee or director of any other Group Member or, the date on which the Employee gives or is given notice of termination of his contract of employment or the date of occurrence of a repudiatory breach by him of such contract, including a breach caused by the Employee failing to come into his place of work (whichever is the earlier);

(h)	“Relevant Tax Liability” means any and all income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding in respect of which any Group Member is liable to make a payment to any applicable tax authority, including any such liability which arise by reference to:

(i)	the issue of the Employee Shares;

(ii)	the making of an election described in clause 9.1;

(iii)	the vesting of the Employee Share;

(iv)	the transfer of the Employee Shares;

(v)	the redemption or conversion of the Employee Shares; and/or

2.2	In this agreement where the context admits:

(a)	reference to the singular includes the plural, reference to any gender includes the other genders;

(b)	reference to a statutory provision includes reference to:

(i)	any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force (whenever made);

(ii)	any modification, amendment, consolidation, re-enactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement;

(c)	reference to a clause, schedule or paragraph is to a clause, schedule or a paragraph of a schedule of or to this agreement respectively;

(d)	reference to the parties to this agreement includes their respective successors, permitted assigns and personal representatives;

(e)	reference to any party to this agreement comprising more than one person includes each person constituting that party;

(f)	the headings are for ease of reference only and shall not affect the construction or interpretation of this agreement.

2.3	For the purposes of this agreement, “Sale” has the meaning given to it in the Articles save that (unless the Board, with the consent of the Investor Director, determines otherwise) no Sale shall be treated as occurring where the person (and Connected Persons and group of persons acting in concert, where relevant) acquiring or obtaining shares in the circumstances which is giving rise to the “Sale” are Apax entities.

3.	TERMS OF SHARE HOLDING

3.1	The Employee agrees to hold the Employee Shares subject to the terms and conditions of the Plan, this agreement and the Articles.

3.2	The Employee:

(a)	confirms, warrants and undertakes that he is acquiring the Employee Shares on his own behalf for investment purposes and not re-sale;

(b)	confirms, warrants and undertakes that in deciding to purchase the Employee Shares, he has made his own assessment of the risks and opportunities involved and has not relied upon any warranty, representation, or inducement from any person;

(c)	shall undertake all such acts, things and deeds necessary to effect a conversion, redemption, forfeiture and sale of the Employee Shares in accordance with the Articles, the Plan and this agreement;

4.	SHARE CERTIFICATE

A share certificate shall be issued in favour of the Employee in accordance with Article 3. The Company may at any time place on any such share certificate legends referencing applicable securities law and other restrictions, including without limitation the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

5.	SHARE CONVERSION

5.1	In the event that the Employee ceases to be an employee, the Company shall notify the Employee in writing, as soon as reasonably practicable before or after the Relevant Cessation Date, by a notice substantially in the form set out in schedule 1 (“Company Conversion Information Notice”) of:

(a)	the number of Employee Shares which will be the subject of the Conversion Notice, being the number of Employee Shares held by the Employee which are not “Vested” (pursuant to schedule 2 to this agreement) as at the Relevant Cessation Date; and

(b)	the date to be specified by the Employee in the Conversion Notice for the Employee Shares (or a proportion thereof) to convert into Deferred Shares, such date to be a date as soon as reasonably practicable before or after the Relevant Cessation Date.

5.2	In the event a Company Conversion Information Notice is served pursuant to clause 5.1, the Employee shall, within 7 days of receipt of the Company Conversion Information Notice, serve a Conversion Notice on the Company, requiring the Company, pursuant to Article 7.7, to convert the number of Employee Shares equal to the Conversion Number into Deferred Shares with effect from the Conversion Date.

5.3	In the event that a Sale is to occur, the Company may notify the Employee in writing by service of a Company Conversion Information Notice of:

(a)	the number of Employee Shares which will be the subject of the Conversion Notice, being the number of Employee Shares which are not “Vested” (pursuant to schedule 2 to this agreement) as at the date of the Sale or (in the case only of a Sale which does not consist of a sale of the entire issued share capital of the Company and only where the Investor Director gives his consent) such number of Employee Shares as is determined by the Board; and

(b)	the date to be specified by the Employee in the Conversion Notice for the Employee Shares (or a proportion thereof) to convert into Deferred Shares, such date to be the date of the Sale (with the Conversion Notice taking effect immediately prior to the relevant Sale).

5.4	In the event a Company Conversion Information Notice is served pursuant to clause 5.3, the Employee shall, prior to the Conversion Date (but in any event within 7 days of receipt of the Company Conversion Information Notice), serve a Conversion Notice on the Company, requiring the Company, pursuant to Article 7.7, to convert the number of Employee Shares equal to the Conversion Number into Deferred Shares on the Conversion Date (taking effect immediately prior to the relevant Sale so that the Conversion Number of Employee Shares are converted into Deferred Shares immediately prior to the Sale).

6.	SHARE TRANSFER

The Employee shall not, otherwise than pursuant to the operation of Articles 11, 12, 13, 14 and 15 of the Articles, without the prior written consent of the Investor Director (such consent to be made subject to such conditions as the Investor Director may require) transfer the Employee Shares or enter into any arrangement which may place any Encumbrance on the Employee Shares.

7.	POWER OF ATTORNEY

7.1	The Employee:

(a)	irrevocably appoints the Company as his attorney (“Attorney”) for all purposes referred to in this agreement and irrevocably authorises the Attorney (on the Employee’s behalf) to execute all document(s) and to do any and all acts and things as the Attorney shall in its absolute discretion consider necessary in order to give full effect to the terms of this agreement;

(b)	agrees that the Attorney may in his name or otherwise on the Employee’s behalf:

(i)	execute any stock transfer form and do all things necessary in order to transfer any of the Employee Shares in accordance with this agreement or the Articles;

(ii)	accept any Company Conversion Information Notice served in accordance with this agreement;

(iii)	serve a Conversion Notice in accordance with this agreement;

(iv)	approve any alteration to this agreement pursuant to clause 8; and/or

(v)	accept and retain any share certificate issued by the Company in respect of the Employee Shares.

7.2	The Attorney may:

(a)	delegate one or more of the powers conferred on the Attorney by this power of attorney (other than the power to delegate or appoint a substitute attorney) to an officer or officers appointed for that purpose by the board of directors of the Attorney, by resolution or otherwise and vary or revoke such delegation at any time; and

(b)	appoint one or more persons to act as substitute attorney for the Employee and to exercise one or more of the powers conferred on the Attorney by this power of attorney and revoke any such appointment.

7.3	The Employee undertakes:

(a)	not to exercise any power conferred on the Attorney by this power of attorney without the Attorney’s consent;

(b)	to promptly notify the Attorney of, and deliver to the Attorney, anything received by the Employee in its capacity as the registered holder of the Employee Shares;

(c)	to ratify and confirm whatever any Attorney does or purports to do in good faith in exercising the powers conferred by this power of attorney; and

(d)	to indemnify each Attorney against all claims, losses, costs, expenses, damages or liability incurred by it as a result of acting in good faith (but not acting negligently or fraudulently) pursuant to this power of attorney (including any costs incurred in enforcing this indemnity).

7.4	The Employee declares that a person who deals with the Attorney in good faith may accept a written statement signed by the Attorney to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

7.5	The Employee agrees that the power of attorney and other authorities on the terms conferred by or referred to in this agreement are given by way of security for the performance of the obligations of the person concerned and are irrevocable in accordance with section 4 of the Powers of Attorney Act 1971. Such power of attorney shall be irrevocable except with written consent of the Attorney.

8.	MISCELLANEOUS

8.1	This agreement shall not form part of the contract of employment of the Employee and shall not entitle the Employee to any additional employment rights not set out in their contract of employment. The rights and obligations of the Employee under the terms of his office or employment shall not be affected by his participation in this agreement and the Employee shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (including unfair or wrongful dismissal) insofar as those rights arise or may arise from his ceasing to have rights under this agreement or losing entitlement to the Employee Shares as a result of such termination. No such participation, rights or benefits shall be taken into account for the purposes of calculating the amount of benefits payable to any pension fund. Employee Shares held pursuant to this agreement shall not constitute any representation or warranty that any benefit will accrue to any individual who holds those Employee Shares.

8.2	The terms of this agreement shall in all respects be administered by the board of directors of the Company, and in the event of any dispute or disagreement as to the interpretation of this agreement, or as to any question or right arising from or related to this agreement, the decision of the board of directors for the time being of the Company shall be final and binding upon all persons.

8.3	Subject to clause 10.2, the board of directors for the time being of the Company may at any time and from time to time make any alteration to this agreement which it thinks fit provided that:

(a)	any alteration to this agreement which is necessary to comply with or to take account of any applicable legislation or statutory regulations or any change in them, or any requirements of any tax authority or to obtain or maintain favourable taxation, exchange and/or regulatory treatment for the Company, any Group Member or the Employee may be made without the consent of the Employee; and

(b)	(subject to clause 8.3(a)) no alteration which would materially and unfairly increase the liability of the Employee or materially and unfairly decrease the value of his subsisting rights under this agreement shall be made without the Employee’s prior written consent.

9.	TAX MATTERS

9.1	Election under Section 83(b) of the Code. The Employee understands that Section 83 of the Code taxes as ordinary income the difference between the Purchase Price paid for the Employee Shares and the fair market value of the Employee Shares as of the date on which the shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to require the conversion of the Employee Shares into Deferred Shares as described in clause 5 (the “Conversion Right”) has lapsed. The Employee understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Employee Shares rather than when and as the Conversion Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Employee Shares. Even if the fair market value of the Employee Shares equals the Purchase Price paid for the Employee Shares, the election must be made to avoid adverse tax consequences in the future. The Employee understands that failure to make a timely filing under Section 83(b) will result his or her recognition of ordinary income as the Conversion Right lapses on the difference between the Purchase Price paid for the Employee Shares and the fair market value of the Employee Shares at the time the Conversion Right lapses.

9.2	Notice to Company. The Employee will notify the Company in writing if the Employee files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Employee evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Employee in the absence of such an election.

9.3	Valuation of the Employee Shares. The Employee Shares have been valued by the Company in establishing the Purchase Price, and the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. The Employee understands, however, that the Company can give no assurances that such valuation is in fact the fair market value of the Employee Shares and that it is possible that with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Employee Shares on any relevant date is greater than so determined. If the Internal Revenue Service were to succeed in a tax determination under the Code that the Employee Shares received have a value greater than that determined by the Company, the additional value in excess of the Purchase Price paid would constitute ordinary income as of the date of the Employee’s realization of income. The additional taxes (and interest) due would be payable by the Employee, and there is no provision for the Company to reimburse him or her for that tax liability, and the Employee assumes all responsibility for such potential tax liability. Under present law, in the event such additional value would represent more than twenty-five (25%) of the Employee’s gross income for the year in which the value of the Employee Shares were taxable, the Internal Revenue Service would have six (6) years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the Employee the additional tax and interest which would then be due. The Company undertakes no obligation to inform the Employee of any change in the tax laws which may effect this Agreement or its consequences.

9.4	Consultation with Tax Advisors. The Employee understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Employee Shares pursuant to this agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Employee. The Employee acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Employee of the purchase of Employee Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE EMPLOYEE WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE EMPLOYEE ACQUIRES THE EMPLOYEE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE EMPLOYEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE EMPLOYEE’S SOLE RESPONSIBILITY, EVEN IF THE EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

9.5	Tax Indemnity. The Employee covenants with the Company to allow the Company or any other Group Member (in each case a “Relevant Payer”) to recover from him (to the extent permitted by law) all and any Relevant Tax Liability and hereby indemnifies and will keep indemnified on a continuing basis each Relevant Payer in respect of any Relevant Tax Liability (to the extent permitted by law). For the purposes of such indemnity, but without prejudice to the right of any Relevant Payer to enforce the indemnity in any other way:

(a)	the Employee authorises for all purposes the Relevant Payer (or his employing company if different) to deduct (to the extent permitted by law) sufficient funds which, in the reasonable opinion of the Relevant Payer, would be equal to any Relevant Tax Liability from any payment made to or in respect of the Employee by the employing company or the Relevant Payer on or after the date of the event which gives rise to the Relevant Tax Liability;

(b)	the Employee agrees (to the extent permitted by law) to pay to the Relevant Payer an amount sufficient to satisfy all Relevant Tax Liability to the extent that such liabilities are not recovered from the Employee pursuant to clause 9.5(a) or otherwise to enter into such arrangements as the Company may consider appropriate to recover from the Employee the amount of any Relevant Tax Liability.

10.	VARIATIONS

10.1	Subject to clause 8.3 and the following provisions of this clause 10, no variation of this agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties to this agreement.

10.2	In the event that any of the Employee Shares are to be converted pursuant to the provisions of Article 7.6 of the Articles in connection with a Listing, then the board of directors for the time being of the Company may (by simple board resolution) make any alteration to this agreement which it thinks fit so that the provisions of this agreement apply (from and after the relevant conversion) in respect of the shares into which the Employee Shares have converted (including, for the avoidance of doubt, so that the provisions of schedule 2 apply to determine the extent to which (and when) the shares into which the Employee Shares have converted shall be treated as “Vested” with the intention that 100% of such shares will be “Vested” on the same date as 100% of the Employee Shares would have “Vested” under that schedule).

11.	NOTICES

Any notice or other communication under or in connection with this agreement may be given:

(a)	by personal delivery or by sending the same by post, to the Employee at his last known address, or to the address of the place of business at which he performs the whole or substantially the whole of his duties of his office or employment, and to the Company at its registered office and where a notice or other communication is given by first class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped; or

(b)	to the Employee by electronic communication to their usual business address or to such other address for the time being notified for that purpose to the person giving the notice.

12.	FURTHER ASSURANCE

Each of the parties agrees that it shall execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this agreement.

13.	COUNTERPARTS

This agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

14.	THIRD PARTY RIGHTS

A person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement, save that a Relevant Payer shall be entitled to enforce the provisions of clause 9.5. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

15.	GOVERNING LAW AND JURISDICTION

15.1	This agreement shall be governed by and construed in accordance with the laws of England.

15.2	The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this agreement and that accordingly, any suit, action or proceedings arising out of or in connection with this agreement shall be brought in such courts.

This agreement is executed and delivered as a Deed on the date set out on the first page of this agreement.

Signed as a deed, but not delivered until the first date specified on page 1, by [NAME] in the presence of:	)
)
	)	Signature

Witness signature

Witness name
(block capitals)

Witness address

Executed as a deed, but not delivered until the first date specified on page 1, by MIDASPLAYER INTERNATIONAL HOLDING COMPANY LIMITED by a director in the presence of a witness:	)
)
)
)
Signature

Name (block capitals)
Director
Witness signature

Witness name
(block capitals)

Witness address

SCHEDULE 1

Company Conversion Information Notice

To: [Employee]

[Address]

Date:

This notice is served pursuant to clause 4 of the share subscription agreement entered between you and Midasplayer International Holding Company Limited (“Company”) on [             ], relating to your acquisition of [number and class ] shares (“Subscription Agreement”).

Pursuant to clause 4 of the Subscription Agreement, you are required to serve a notice on the Company in the form attached, requesting that the Conversion Number (as specified below) of your Employee Shares (as defined in the Subscription Agreement) convert into Deferred Shares on the Conversion Date (as specified below):

Conversion Number:

Conversion Date:

On behalf of Midasplayer International Holding Company Limited

Conversion Notice

To:	Midasplayer International Holding Company Limited

[Address]

Date: [	]

Dear Sirs,

Conversion Notice

This notice is served pursuant to Article 7.7 of the articles of association (“Articles”) of Midasplayer International Holding Company Limited. In accordance with the Articles, notice is hereby given that the number of [ ] shares specified below shall convert into Deferred Shares on the Conversion Date specified below. [It is acknowledged that this conversion is intended to take effect immediately prior to the relevant Sale.]

Conversion Number of [[D1] [D2] Ordinary Shares]:

Conversion Date:

Signed

By [Employee] [acting by [insert name of agent / attorney] being such person’s duly appointed [agent / or attorney]]

[[and in the case of a notice exercised by an attorney]

Witnessed by: [Witness signature]

Witness name: [Insert name of witness]

Witness address: [Insert address]]

SCHEDULE 2

For the purposes of this agreement, our sixteenths of the Employee Shares shall be “Vested” one year after                      and a further one sixteenth shall become “Vested” every three months thereafter (with the intent that 100% of the Employee Shares shall become “Vested” on                     ).

[Double Trigger

In addition, if a Sale takes place at a time when any of the Option Shares have not vested pursuant to the above (such number of Option Shares being the “Unvested Shares”) then such number of Option Shares as is equal to one half of the Unvested Shares (or, in the event the Sale does not comprise a sale of the entire issued share capital of the Company, such identical or smaller number of Option Shares as is determined by the Board (subject to first obtaining the consent of the Investor Director)) shall vest immediately prior to completion of the relevant Sale (such number of shares so vesting, being the “Sale Shares”) provided that, prior to Completion, the Executive has entered into an arrangement satisfactory to the Company pursuant to which he has agreed that the consideration payable (or issuable) in connection with the Sale and attributable to the Sale Shares (“Sale Share Consideration”) shall only be paid (or issued) to him as follows:

(a)	the Sale Share Consideration shall be payable on such terms as the payer and the Executive may agree if, prior to the Sale, the Board and the Investor Director (in their absolute discretion) consider that:

(i)	the Executive will cease to be employed and lose his directorship (where relevant) in connection with the Sale (other than by way of voluntary resignation) without being offered another reasonably similar position within the Group (or with any company which will become associated or connected with the Company in connection with the Sale); or

(ii)	the Executive will not be offered a new incentive arrangement relating to shares, cash or other assets which are reasonably economically equivalent to the value of the Sale Share Consideration;

(b)	if the Executive ceases to be an employee or director of the Company or a member of the Group prior to the first anniversary of the Sale (without becoming an employee or director of another company associated or connected with the Company) then the Sale Share Consideration shall be paid (or issued) at the time at which the Executive so ceases to be employed and (where relevant) hold a directorship, provided that if the Executive ceases to be such an employee or director only by reason of resignation or by reason of termination by the Company or member of the Group for gross misconduct then this paragraph (b) shall not apply; or

(c)	if neither (a) or (b) have applied by the first anniversary of the Sale, the Executive shall agree to the Sale Share Consideration being forfeited in its entirety.

Notwithstanding any of the above:

(d)	no Option Shares shall vest after the date on which the Executive ceases to be employed by (or a director of) the Company or any member of the Group unless the Board (having obtained the consent of the Investor Director) determines otherwise; and

(e)	no Option Shares shall vest after the date of a Sale (save to the extent the Board, having obtained the consent of the Investor Director determine otherwise).]

MIDASPLAYER INTERNATIONAL HOLDING COMPANY P.L.C.

AND

[—]

INDIVIDUAL OPTION AGREEMENT

(U.S. Executive)

CONTENTS

1	DEFINITIONS	3

2	GRANT OF OPTION	7

3	MANNER OF EXERCISE OF OPTIONS	8

4	TAXATION MATTERS	9

5	TAKEOVERS, LISTINGS, ASSET SALES AND LIQUIDATIONS	10

6	VARIATION OF SHARE CAPITAL	12

7	EXCHANGE OF SHARES FOR SHARES OF ANOTHER COMPANY	12

8	POWER OF ATTORNEY	13

9	MARKET STANDOFF	15

10	MISCELLANEOUS	16

OPTION AGREEMENT DATE [—]

BETWEEN:

(1)	MIDASPLAYER INTERNATIONAL HOLDING COMPANY P.L.C., company number C40465, a public limited company whose registered office is at Aragon House Business Centre, Dragonara Road, St Julian’s, STJ 3140, Malta (the “Company”) and;

(2)	[—] of [—] (the “Executive”).

RECITALS

(A)	The Executive is a key employee and/or director within the Group at the date of this agreement.

(B)	The Company wishes to grant to the Executive an option to acquire Shares (as defined in this agreement) upon and subject to the terms of this agreement.

1	DEFINITIONS

1.1	In this agreement the following words and expressions shall have the following meanings and, unless the context requires otherwise (or the term is otherwise defined herein) the terms defined in the Articles shall have the same meanings in this agreement:

“Acquiring Company”

means a company which acquires shares in the capital of the Company pursuant to a Sale;

“Articles”

means the articles of association of the Company in effect from time to time;

“Asset Sale”

means the disposal by any one or more members of the Group of assets (whether together with associated liabilities or otherwise and as part of an undertaking or otherwise) which represent 50% or more (by book value) of the consolidated gross assets of the Group at that time but excluding any such disposal to another member of the Group;

“Auditors”

means the auditors for the time being of the Company (acting as experts and not as arbitrators);

“Board”

means the board of directors of the Company or a duly constituted committee thereof;

“Code”

means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder;

“Date of Exercise”

means the date on which the Company receives both the written notice and any payment (if required) referred to in Clause 3.1;

“Dealing Code”

means any code or regulations adopted by any relevant listing authority or stock exchange which restricts dealings in securities issued by the Company and/or such other rules and regulations adopted by the Company which govern dealing in Shares, interests in Shares, options or rights over Shares or interests in Shares;

“Effective Date”

[—];

“Eligible Person”

means any individual who is an employee or director of a member of the Group;

“Exercise Price”

means the sum of [—] per Option Share, adjusted if appropriate pursuant to Clause 6;

“Good Leaver”

means the Executive ceasing to be an employee and/or director of any member of the Group:

(a)	as a result of his death, permanent incapacity due to ill health or retirement in accordance with his contract of employment; or

(b)	due to dismissal of the Executive by the Company or any member of the Group without notice or payment in lieu in circumstances where the Company or other member of the Group is not entitled to summarily dismiss; or

(c)	in circumstances where the Board determines (subject to the Investor Director voting in favour of such determination) in its absolute discretion the Executive to be a Good Leaver;

“Grant Date”

[—];

“Group”

has the meaning given in the Articles and “member of the Group” shall be construed accordingly;

“HMRC”

means HM Revenue & Customs (or any other taxation or other authority in any other jurisdiction, as applicable);

“Investor Director”

has the meaning given in the Articles;

“ITEPA”

means the Income Tax (Earnings and Pensions) Act 2003;

“Liquidation”

whether voluntary or compulsory, means the passing of a resolution for the winding-up of the Company;

“Listing”

means:

(a)	the admission of all or any of the shares in the capital of the Company to trading on a market for listed securities designated by the Financial Markets Act (Cap. 345 of the laws of Malta) as a Recognized Investment Exchange (as defined in the Articles), together with the admission of such shares to the relevant Official List (as defined in the Articles); or

(b)	if the Investors (as defined in the Articles) in their absolute discretion so determine, the admission of such shares to, or to trading on, any other market wherever situated together, if necessary, with the admission of such shares to listing on any official or otherwise prescribed list maintained by a competent or otherwise prescribed listing authority;

“Market Value”

means on any day the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 or, if the Shares are quoted on the official list of a Recognized Investment Exchange, the average of the middle market quotations of a Share as derived from the relevant Official List for the three immediately preceding dealing days;

“Option”

means the right to acquire Shares granted under this agreement;

“Option Shares”

means the [—] Shares which are the subject of the Option;

“Sale”

has the meaning given in the Articles, save that unless the Board (and the Investor Director) determine otherwise, it shall not constitute a Sale where the person (or Connected Persons or group of persons Acting in Concert (as defined in the Articles)) acquiring or obtaining shares in the circumstances giving rise to the “Sale” are (in the reasonable opinion of the Board) Apax entities;

“Share”

means a D1 Ordinary Share of €0.000149 in the capital of the Company (or such other nominal value as may be determined by the Company in general meeting from time to time);

“Tax Liability”

the amount of income tax, withholding tax and/or employee social security contributions (or any similar taxes in a jurisdiction other than the United Kingdom) which the Company or other member of the Group would be required to account for to HMRC (a) as a consequence of the Executive exercising the Option or acquiring Shares pursuant to such exercise and/or (b) on any gain realised or deemed to have been realised by the Executive in respect of the Option or the Option Shares, provided that employer’s national insurance contributions (or similar contributions in a jurisdiction other than the United Kingdom) shall not constitute Tax Liabilities and such amounts shall be payable by the Company or other member of the Group.

1.2	So far as not inconsistent with the context:-

1.2.1	Any reference herein to any enactment shall be construed as a reference to that enactment as for the time being amended or re-enacted.

1.2.2	All references to the masculine gender shall be deemed also to be references to the feminine gender and all references to the singular include the plural and vice versa.

1.2.3	All references to clauses or sub-clauses are unless the context otherwise requires to clauses or sub-clauses of this agreement.

1.2.4	The headings to clauses of this agreement are for convenience only and have no legal effect.

2	GRANT OF OPTION

2.1	The Company hereby grants to the Executive the right, upon the terms and subject to the conditions of this agreement, exercisable to the extent that the Option has vested in accordance with, and on the dates specified in, Schedule 1, to purchase the Option Shares for the Exercise Price.

2.2	The Option is granted on the Grant Date with an exercise price per Share of not less than 100% of the fair market value per Share on the Grant Date. The Option is not an incentive stock option within the meaning of Section 422 of the Code.

2.3	The Option may be exercised in whole or in part, and if exercised in part the Option shall remain exercisable in respect of the remaining Option Shares on the same terms hereof. Notwithstanding the foregoing, from and following a Listing the Option may not be exercised at any time when such exercise is prohibited by any Dealing Code.

2.4	The Option is personal to the Executive. It may not be transferred, assigned or charged or otherwise alienated and any purported transfer, assignment, charge or other alienation shall cause the Option to lapse forthwith. The Option may be surrendered at any time by the Executive.

2.5	The Option shall lapse automatically (in so far as it has not been exercised) on the earliest of:-

2.5.1	the tenth anniversary of the Grant Date;

2.5.2	the date on which it lapses under Clause 2.4;

2.5.3	unless the Company otherwise decides (it being able to impose such conditions as it sees fit in the event that it exercises its discretion in this regard), 40 calendar days after the Option has become exercisable in accordance with Clause 5 (but excluding Clause 5.2);

2.5.4	the Executive being adjudicated bankrupt by a court of law;

2.5.5	forthwith upon the Executive ceasing to be an Eligible Person other than in circumstances where the Executive is a Good Leaver;

2.5.6	the date falling 90 calendar days after the Executive ceases to be an Eligible Person in circumstances where the Executive is a Good Leaver (or such longer period as the Board, having obtained the consent of the Investor Director, may determine in its absolute discretion); and

2.5.7	unless the Board determines otherwise, on completion of any Exchange if the Executive has not entered into an agreement for the grant of a New Option in accordance with Clause 7.

3	MANNER OF EXERCISE OF OPTIONS

3.1	To the extent that the Option has become exercisable pursuant to this agreement, the Option may be exercised (in whole or in part) by the Executive, or as the case may be his personal representatives, giving prior notice in writing to the Company specifying the number of Shares in respect of which he wishes to exercise the Option accompanied by:

3.1.1	the payment of the total Exercise Price due in respect of the number of Shares specified in the exercise notice, save to the extent that the Executive has made other arrangements for the payment of the total Exercise Price (such as, after Listing, the Executive selling sufficient number of the Shares as generates proceeds to pay the Exercise Price and using those proceeds to satisfy the same) which are satisfactory to the Company or the Company permits the cashless exercise of the Option pursuant to Clause 3.5; and

3.1.2	if required by the Company, the amount due under Clause 4 in respect of any Tax Liability.

3.2	Where the Option has been properly exercised, the Shares in respect of which the Option has been exercised shall be issued or transferred pursuant to a notice of exercise within 30 calendar days of the Date of Exercise. Where any Dealing Code prohibits the issue or transfer of the relevant Shares during such 30 day period, such 30 day period shall be extended by the number of days (plus three further days) during which the prohibition applies.

3.3	Where the Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the whole Option.

3.4	The Executive hereby agrees that if the Option is exercised prior to a Listing the Executive shall, as a condition of such exercise, enter into a subscription agreement in respect of the Option Shares (the “Subscription Agreement”) and a deed of adherence to a shareholders agreement, each in the form approved by the Board.

3.5

Notwithstanding any other provision of this agreement, if the Executive serves a valid exercise notice and, as a result, the Company is obliged to issue or transfer a number of Shares to the Executive in exchange for the payment of a corresponding Exercise Price then the Company shall, at its sole discretion and subject always to applicable law, be entitled to satisfy that obligation by issuing, transferring or procuring the transfer to the Executive (at no cost to the Executive or at a cost which reflects only the nominal value of the relevant Shares) such reduced number of Shares as will (in the opinion of the Board) deliver equivalent value to the Executive.

4	TAXATION MATTERS

4.1	In the event that a Tax Liability becomes due on the exercise of the Option, the Option may not be exercised unless:-

4.1.1	the Company or other member of the Group is able to deduct or, where possible, withhold, an amount equal to the whole of the Tax Liability from the Executive’s net pay for the next pay period; or

4.1.2	the Executive has paid to the Company or other member of the Group an amount equal to the Tax Liability; or

4.1.3	the sum of the amount that the Executive has paid to the Company or other member of the Group in respect of the Company’s or other member of the Group’s obligation to satisfy the Tax Liability and the total amount that the Company or other member of the Group is able to deduct from the Executive’s net pay for the next pay period is equal to or more than the Tax Liability; or

4.1.4	the Executive enters into such other arrangements for the satisfaction of the Tax Liability as are acceptable to the Company.

4.2	The Executive agrees that if requested to do so by the Board he shall immediately upon exercise of the Option enter into an irrevocable joint election with his employing company (or the company of which he is a director) pursuant to section 431 of ITEPA (or any similar provision of law applicable in a jurisdiction other than the United Kingdom, including section 83(b) of the Code) in a form specified by the Board that for the relevant tax purposes the market value of the Shares acquired is to be calculated as if the Shares were not restricted securities (as defined in section 423 of ITEPA (or any similar provision of law applicable in a jurisdiction other than the United Kingdom) and sections 425 to 430 of ITEPA (or any similar provision of law applicable in a jurisdiction other than the United Kingdom) are not to apply to such Shares.

4.3	The Executive hereby agrees to indemnify and hold the Company and each member of the Group harmless against any Tax Liability.

5	TAKEOVERS, LISTINGS, ASSET SALES AND LIQUIDATIONS

5.1	Sale or Asset Sale

5.1.1	In the event that a Sale or an Asset Sale takes place, the Option may be exercised within 40 calendar days of such Sale or Asset Sale (as applicable) occurring (but, unless the Board in its absolute discretion determines otherwise, only to the extent the Option has vested pursuant to Schedule 1).

5.1.2	In the event that the Board becomes aware that an offer has been made which, if completed, would lead to this Option becoming exercisable under Clause 5.1.1, it may at its absolute discretion resolve that this Option becomes exercisable under Clause 5.1.1 (but, unless the Board in its absolute discretion determines otherwise, only to the extent the Option has vested pursuant to Schedule 1) within such period as is determined by the Board and notified to the Executive (prior to any Sale or Asset Sale as mentioned in Clause 5.1.1) and, in the event that the Option is not exercised during this period, it shall lapse in full at the end of such period (notwithstanding any other provision of this agreement).

5.2	Listing

5.2.1	An Option may be exercised on or following a Listing in accordance with Clause 5.2.2 (but, unless the Board in its absolute discretion determines otherwise, only to the extent the Option has vested pursuant to Schedule 1).

5.2.2	As soon as the Board has become aware that firm negotiations have been entered into or firm proposals have been made for the Listing, the Board may notify the Executive that such negotiations or proposals have been entered into or made. Within one week of such notification, the Executive may exercise the Option (but, unless the Board in its absolute discretion determines otherwise, only to the extent the Option has vested pursuant to Schedule 1). The Board may specify in the notification that the exercise of the Option under this Clause 5.2.2 shall be conditional upon completion of the Listing (and for the purposes of this Clause 5.2, “completion” in relation to a Listing shall be the admission or granting of permission referred to in the definition of “Listing”) and in such a case, in the event that the Listing does not proceed, the notice of exercise shall be deemed never to have been served.

5.3	Exchange of Options

5.3.1	In the event that a Sale takes place, the Executive may at any time within six months of the Sale by agreement with the Acquiring Company release his rights under the Option (in this clause referred to as “the old rights”) in consideration for the grant to him of rights (in this clause referred to as “the new rights”) which are equivalent to the old rights but relate to shares in a different company.

5.3.2	The new rights referred to in Clause 5.3.1 above shall not be regarded for the purposes of this Clause 5 as equivalent to the old rights unless:

5.3.2.1	the new rights are granted to the Executive by reason of his employment with the Acquiring Company or any of its 51% subsidiaries;

5.3.2.2	the total Market Value of the Shares which are the subject of the Option immediately before the release of the Executive’s old rights is substantially equivalent to the total Market Value of the shares (which are the subject of the new rights) immediately after the grant of the new rights to the Executive; and

5.3.2.3	the total amount payable by the Executive for the acquisition of shares in pursuance of the new rights is substantially equivalent to the total amount that would be payable for the acquisition of Shares in pursuance of the old rights.

5.3.3	Where any new rights are granted pursuant to this Clause 5.3 this agreement shall in relation to the new rights be construed as if references to the Company and to the Shares were references to the Acquiring Company or as the case may be to the company in whose shares the new rights relate and to the shares of the Acquiring Company or of the other company in whose shares the new rights relate.

5.4	Liquidation

If the Company passes an extraordinary resolution for dissolution and consequential voluntary winding up of the Company, the Option may be exercised until the commencement of such winding up (but, unless the Board in its absolute discretion determines otherwise, only to the extent the Option has vested pursuant to Schedule 1) at the expiry of which period it shall lapse.

6	VARIATION OF SHARE CAPITAL

6.1	In the event of any capitalisation or rights issue or any consolidation, sub-division or reduction or other variation of the share capital by the Company, or if any of the shares in the Company are to be converted to shares of another class pursuant to the provisions of the Articles (including, but not limited to, a conversion of D1 Ordinary Shares into A Ordinary Shares and/or Deferred Shares (as defined in the Articles) immediately prior to a Listing), the limit on the number of Shares available under the Option, the number, class and nominal amount of Shares subject to the Option (the definition of “Shares” being adjusted accordingly) and the Exercise Price for each of those Shares may, at the discretion of the Company, be adjusted in such manner as the Board considers reasonable PROVIDED THAT:-

6.1.1	the aggregate amount payable on the exercise of an Option in full is not increased (subject to Clause 6.1.2); and

6.1.2	the Exercise Price for a Share is not reduced below its nominal value.

7	EXCHANGE OF SHARES FOR SHARES OF ANOTHER COMPANY

7.1	If the Company is or is to be the subject of a transaction whereby all or substantially all of the issued share capital of the Company is or is to be exchanged for issued share capital in another company or body corporate wherever incorporated, (the “New Company”) with the result that (in the reasonable opinion of the Board) the beneficial ownership of the issued share capital in the New Company is (or is to be) substantially the same as the beneficial ownership of the issued share capital in the Company immediately prior to such transaction (the “Exchange”), the Executive shall (if so requested by the Company) release his rights (including his right to acquire Shares) under this agreement (the “Old Option”) in consideration for the grant to him of equivalent rights granted by the New Company (including a right to acquire shares in the New Company) (the “New Option”). The determination of such equivalence shall be made in the sole discretion of the Board whose decision shall be final and binding.

7.2	The New Option shall be on terms and conditions that are (in the opinion of the Board) equivalent to the terms and conditions of this agreement save that where a provision in this agreement refers to the Company the corresponding provision in the agreement governing the New Option (the “New Option Agreement”) shall (unless the Board considers the context requires otherwise) instead refer to the New Company, provided that:

7.2.1	the number (and class) of shares in the New Company subject to the New Option may be different to the number (and class) of Shares subject to the Old Option, provided that (in the opinion of the Board) there shall be no material enlargement or dilution of the Executive’s interest; and

7.2.2	the exercise price payable per share of the New Company under the New Option may be different to the Exercise Price per Share under the Old Option, provided that (i) the exercise price per share of the New Company under the New Option shall be at least the nominal value of such share and (ii) the aggregate exercise price for all of the shares of the New Company subject to the New Option immediately after the Exchange shall be substantially equivalent to the aggregate Exercise Price of all of the Shares subject to the Old Option immediately prior to the Exchange.

7.3	The New Option Agreement may take account of any other matters (such as, without limitation, variations between the Articles and the constitutional documents governing the corporation or company in which the New Shares are issued and in the case of the corporation or company being incorporated in another jurisdiction, differences between the laws of Malta and the laws applicable to such company or corporations) that the Board considers necessary or desirable to give effect to the commercial intention of the arrangement envisaged by this agreement.

8	POWER OF ATTORNEY

8.1	The Executive:

8.1.1	hereby irrevocably appoints the Company as his attorney (“Attorney”) for all purposes referred to in this agreement or any New Option Agreement and irrevocably authorises the Attorney (on the Executive’s behalf) to execute any and all document(s) and to do any and all acts and things as the Attorney in its absolute discretion considers necessary or desirable in order to give full effect to the terms of this agreement, the New Option Agreement, the terms of the Articles (or the articles of association of the New Company) or the release of the Old Option and grant of the New Option in connection with the Exchange. Every attorney that may be appointed by virtue of this clause shall be considered to act singly as the true and lawful attorney of the Executive with full power of substitution as specified herein;

8.1.2	agrees that the Attorney may in his name or otherwise on the Executive’s behalf:

8.1.2.1	execute any New Option Agreement on the Executive’s behalf; and/or

8.1.2.2	approve any alteration to this agreement or the New Option Agreement pursuant to Clause 6 (or equivalent provisions of the New Option Agreement).

8.2	The Executive hereby authorises the Attorney to:

8.2.1	delegate one or more of the powers conferred on the Attorney by this power of attorney (other than the power to delegate or appoint a substitute attorney) to an officer or officers appointed for that purpose by the board of directors of the Attorney, by resolution or otherwise, and vary or revoke such delegation at any time; and

8.2.2	appoint one or more persons to act as substitute attorney for the Executive and to exercise one or more of the powers conferred on the Attorney by this power of attorney and revoke any such appointment, provided that neither of the above appointments shall constitute the appointment of a new attorney (for the same business of the mandate created by virtue of Clause 8.1 or otherwise) or the revocation of the said mandate given to the Attorney.

8.3	The Executive undertakes:

8.3.1	to ratify and confirm whatever any Attorney does or purports to do in good faith in exercising the powers conferred by this power of attorney and hereby ratifies and confirms and agrees to ratify and confirm any act whatsoever the Attorney shall lawfully do or cause to be done and all documents executed by the Attorney in the exercise or proposed exercise of all or any of his powers; and

8.3.2	to indemnify and hold each Attorney harmless against all claims, losses, costs, expenses, damages or liability incurred by it as a result of acting in good faith (but not acting negligently or fraudulently) pursuant to this power of attorney (including any costs incurred in enforcing this indemnity).

8.4	The Executive declares that a person who deals with the Attorney in good faith may accept a written statement signed by the Attorney to the effect that this power of attorney has not been revoked as conclusive evidence of that fact. The Attorney is expressly authorised to act under this Power of Attorney.

8.5	The Executive agrees that the Attorney shall not accept any responsibility and shall not be under any liability for any act or omission of the Attorney or any of its representatives (save in the case of the Attorney’s own fraud, gross negligence or wilful misconduct).

8.6	The Executive agrees that the power of attorney and other authorities on the terms conferred by or referred to in this agreement are given by way of security for the performance of the obligations of the Executive and are irrevocable, to the extent permitted by applicable law, in accordance with section 4 of the Powers of Attorney Act 1971 and, in terms of Maltese law in so far as it may be applicable, article 1887 of the Civil Code (Cap. 16 of the Laws of Malta). Such power of attorney shall be irrevocable except with written consent of the Attorney.

8.7	The Board shall notify the Executive as soon as reasonably practicable following an Exchange of the release of the Old Option and the grant of the New Option or of any pre-Listing restructuring, reconstruction or amalgamation involving the share capital of the Company or New Company. Notwithstanding such release the power of attorney granted under this Clause 8 shall remain valid, binding and in existence.

9	MARKET STANDOFF

9.1

The Executive agrees that in the event of a Listing, with respect to any Shares acquired by the Executive pursuant to the exercise of the Option, subject to any early release provisions that apply pro rata to shareholders of the Company according to their holdings of shares in the Company (determined on an as-converted basis immediately prior to Listing), the Executive will not, if requested by the managing underwriter(s) in the initial underwritten sale of shares of the Company to the public (“Listed Shares”) pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act of 1933 (the “IPO”), for a period of up to one hundred eighty (180) calendar days following the effective date of the registration statement relating to such IPO, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Listed Shares or securities convertible into Listed Shares, except for: (i) transfers of Shares permitted under Clause 9.2 so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this clause as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO. For the avoidance of doubt, the provisions of this Clause 9.1 shall only apply to the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this clause and to impose stop transfer instructions with respect to the Shares until the end of such period. The

Executive further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this clause shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

9.2	The following transfers will be exempt from Clause 9.1: (i) the transfer of any or all of the Shares during the Executive’s lifetime by gift or on the Executive’s death by will or intestacy to any member(s) of the Executive’s “Immediate Family” (as defined below) or (ii) to a trust for the benefit of the Executive and/or member(s) of the Executive’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of Clause 9.1 will continue to apply to the transferred Shares in the hands of such transferee or other recipient. The term “Immediate Family” means the Executive’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Executive or the Executive’s spouse, or the spouse of any of the above or Spousal Equivalent. A person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the transferee and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither is married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they have resided together in the same residence for the last twelve (12) months and intend to do so indefinitely.

10	MISCELLANEOUS

10.1	The terms of this agreement shall in all respects be administered by the Board, and in the event of any dispute or disagreement as to the interpretation of this agreement, or as to any question or right arising from or related to this agreement, the decision of the Board shall be final and binding upon all persons.

10.2	Subject to Clause 8, the Board may at any time and from time to time make any alterations to this agreement which it thinks fit provided that:

10.2.1	any alteration to this agreement which is necessary to comply with or to take account of any applicable legislation or statutory regulations or any change in them, or any requirements of any tax authority or to obtain or maintain favourable taxation, exchange and/or regulatory treatment for the Company, any Group member or the Executive, may be made without the consent of the Executive; and

10.2.2	(subject to Clause 10.2.1) no alteration which would materially and unfairly increase the liability of the Executive or materially and unfairly decrease the value of his subsisting rights under this agreement shall be made without the Executive’s prior written consent.

10.3	Subject to Clause 10.2 and Clause 8, no variation of this agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties to this agreement.

10.4	This Option is not intended to be an award made under the Company’s 2012 Share Incentive Plan (for United States Service Providers). This Option, however, is intended to qualify under an applicable federal and state securities law exemption.

10.5	This agreement shall be binding upon each party’s successors and assigns and personal representatives (as the case may be) but except as expressly provided herein none of the rights of the parties under this agreement may be assigned or transferred.

10.6	The Executive understands and acknowledges that if the Option is exercised prior to a Listing, the Executive shall, as a condition of the Option exercise, enter into the Subscription Agreement which will require the Executive, among other things, to make certain representations to the Company with respect to the Shares acquired upon the exercise of the Option. The Executive shall be required to:

10.6.1	confirm, warrant and undertake that he is acquiring the Shares on his own behalf for investment purposes and not for re-sale;

10.6.2	confirm, warrant and undertake that in deciding to purchase the Shares, he has made his own assessment of the risks and opportunities involved and has not relied upon any warranty, representation, or inducement from any person;

10.6.3	acknowledge that there may be adverse tax consequences upon the purchase and the disposition of the Shares, and the Executive has been advised by the Company to consult a tax adviser prior to such purchase or disposition. The Executive shall further acknowledge that the Executive is not relying on the Company or its counsel for tax advice regarding the Executive’s purchase or disposition of the Shares or the tax consequences to the Executive of the agreement;

10.6.4	agree and acknowledge that the Shares have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory agency administering any state securities laws, and that, notwithstanding any other provision of this agreement to the contrary, the purchase of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. The Executive shall agree to cooperate with the Company to ensure compliance with such laws;

10.6.5	agree that he may not transfer any of the Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. The Executive shall acknowledge that (a) only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares, (b) exemptions from registration and qualification may not be available or may not permit the Executive to transfer all or any of the Shares in the amounts or at the times proposed by the Executive and (c) that the Subscription Agreement imposes additional restrictions on the transfer of the Shares;

10.6.6	acknowledge that he has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Executive reasonably considers important to making the decision to purchase the Shares, and the Executive has had ample opportunity to ask questions of the Company’s representatives concerning such matters and the investment;

10.6.7	acknowledge that he is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that the Executive may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in, and disposition of, the Shares;

10.6.8	acknowledge that at no time was he presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares; and

10.6.9	acknowledge and agree that he has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144), subject to the lengthier market standoff agreement contained in Clause 9.1 or any other agreement entered into by the Executive. The Executive shall acknowledge that he understands that Rule 144 may indefinitely restrict the transfer of the Shares so long as the Executive remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

10.7	Notwithstanding any other provision of this agreement:

10.7.1	this agreement shall not form part of any contract of employment or office between the Company or any other member of the Group and the Executive and the rights and obligations of the Executive under the terms of his office or employment with the Company or any other member of the Group shall not be affected by this agreement and this agreement shall afford the Executive no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever;

10.7.2	this agreement shall not confer on the Executive any legal or equitable rights (other than those constituting the Option) against the Company or any other member of the Group directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any other member of the Group; and

10.7.3	the Executive shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise the Option in consequence of the loss or termination of his office or employment with the Company or any other member of the Group for any reason whatsoever.

10.8	Any notice or other communication under or in connection with this agreement may be given:

10.8.1

by personal delivery or by sending the same by post, to the Executive at his last known address, or to the address of the place of business at which he performs the whole or substantially the whole of his duties of his office or employment, and to the Company at its registered office and where a notice or other communication is given by post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped; or

10.8.2	to the Executive by electronic communication to his usual business address or to such other address for the time being notified for that purpose to the person giving the notice.

10.9	This agreement constitutes the whole agreement between the parties hereto. The Executive agrees that in entering into this agreement he does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding other than as set out in this agreement. The only remedy available to the Executive in respect of any such statement, representation, warranty or understanding shall be for breach of contract under the terms of this agreement. Nothing in this sub-clause shall operate to exclude liability for fraud.

10.10	The Executive shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the grant or exercise of the Option. Neither the Company nor any other member of the Group shall be responsible for any failure by the Executive to obtain any such consent or for any tax or other liability to which the Executive may become subject as a result of his exercise of the Option.

10.11	After exercise of the Option and issuance or transfer of the Option Shares, the Executive shall become bound by the provisions of the Articles (a copy of which is appended to and forms part of this agreement) and in particular in relation to the provisions relating to the transfer of shares which are contained in the Articles.

10.12	The Executive consents that the Company shall collect and process his/her personal data for the purposes set out in this agreement and in terms of the Data Protection Act (Cap. 440 of the Laws of Malta) or similar laws in other applicable jurisdictions. The Executive further consents to the processing and release of the information contained herein by the Company (including, but without prejudice to the generality of the foregoing, such person’s name, address, age and salary details) to any other members of the Group or any third parties in connection with the administration of this Option or for the purpose of complying with any legal obligations. To the extent required by law, the Executive has the right to access data which the Company holds about him, and, where applicable, the right to ask for a rectification or erasure of such data.

10.13	This deed may be executed in any number of counterparts each of which shall constitute an original but all of which shall constitute one and the same instrument.

10.14	A person who is not a party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement, save that any person which is obliged to account for any Tax Liability shall be entitled to enforce Clause 4 and that any holding company of the Company (from time to time) may enforce any of the provisions of this agreement (“holding company” having the meaning given in section 1159 Companies Act 2006 for this purpose (but, for the purposes of section 1159(1) of the Companies Act 2006, a company shall be treated as a member of another company if any shares in that other company are registered in the name of either (a) a person by way of security (where the company has provided the security) or (b) a person as nominee for the company)). This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act. The Company may assign any of its rights under this agreement.

10.15	This agreement (including the power of attorney granted hereunder) shall be interpreted and construed in accordance with the laws of England and Wales. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this agreement.

IN WITNESS whereof the parties have executed this agreement as a Deed on the date set out above.

EXECUTED AS A DEED by	)
MIDASPLAYER INTERNATIONAL	)
HOLDING COMPANY P.L.C.	)
acting by a director in the presence	)
of a witness:-)

Director

Witness’ Signature:

Witness’ Name:

Witness’ Address:	King,10th Floor, Central St Giles

1 St Giles High Street, London WC2H 8AG

Witness’ Occupation:	Solicitor

EXECUTED AS A DEED by	)
[—]	)
in the presence of:-)

Witness’ Signature:

Witness’ Name:

Witness’ Address:	King,10th Floor, Central St Giles

1 St Giles High Street, London WC2H 8AG

Witness’ Occupation:	Solicitor

Schedule 1

General Vesting

For the purposes of this agreement:

1.	[one quarter] of the Option Shares shall vest [12] months after the Effective Date;

2.	a further [one twelfth] of the balance of the Option Shares shall vest [15] months after the Effective Date with an additional [one twelfth] vesting after each [3] month period thereafter (with the intent that 100% of the Option Shares will have vested [48] months after the Effective Date);

and the Option shall be exercisable at any time after the date it has first vested (to the extent vested).

Notwithstanding any of the above:

(a)	no Option Shares shall vest after the date on which the Executive ceases to be employed by (or a director of) the Company or any member of the Group unless the Board (having obtained the consent of the Investor Director) determines otherwise; and

(b)	no Option Shares shall vest after the date of a Sale (save to the extent the Board, having obtained the consent of the Investor Director, determines otherwise);

and the Option shall lapse immediately with respect to those Option Shares that shall not vest.

Appendix: Articles of Association of the Company

SUPPLEMENTAL SUBSCRIPTION AGREEMENT

D1 Ordinary Shares (U.S.)

THIS SUPPLEMENTAL SUBSCRIPTION AGREEMENT IS MADE ON                          2014

BETWEEN:

(1)	MIDASPLAYER INTERNATIONAL HOLDING COMPANY P.L.C., company number C40465, a public limited company whose registered office is at Aragon House Business Centre, Dragonara Road, St. Julian’s, STJ 3140, Malta (“MIHC”);

(2)	KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY, company number 5297753, a public limited company whose registered office is at Fitzwilton House, Wilton Place, Dublin 2, Ireland (“King Digital Entertainment”); and

(3)	The individual named in the Schedule to this Agreement (the “Employee”).

RECITALS

A.	The Employee is the holder of D1 Ordinary Shares in MIHC, which shares are described in the Schedule to this Agreement under the heading “MIHC Shares” (the “MIHC Shares”), for which the Employee subscribed pursuant to one or more subscription agreements entered into with MIHC (the subscription agreement for each allotment of MIHC Shares being the “Subscription Agreement” in respect of such allotment) and upon payment of the nominal value of the MIHC Shares;

B.	It is proposed that King Digital Entertainment will become the new holding company of MIHC by reason of all of the shareholders in MIHC exchanging their shares in MIHC for shares in King Digital Entertainment (the “Share for Share Exchange”) with the objective of King Digital Entertainment listing its shares on the New York Stock Exchange (the “Proposed Listing”);

C.	The Share for Share Exchange is described in the document entitled “Shareholder Communication” from MIHC addressed to each holder of shares in MIHC dated 20 February 2014;

D.	Pursuant to the Share for Share Exchange, every two shares in MIHC shall be exchanged for five shares in King Digital Entertainment (the “Exchange Ratio”);

E.	Upon completion of the Share for Share Exchange the Employee will receive the shares in King Digital Entertainment described in the Schedule to this Agreement under the heading “New Shares” (the “New Shares”) in exchange for his MIHC Shares, being A Ordinary Shares if the Employee executes a Dividend Waiver in connection with the Share for Share Exchange or D1 Ordinary Shares if he does not;

F.	New Shares that are D1 Ordinary Shares in King Digital Entertainment will automatically convert into A Ordinary Shares immediately prior to the Proposed Listing and all of the New Shares will be redesignated as Ordinary Shares in King Digital Entertainment on the Proposed Listing; and

G.	MIHC, King Digital Entertainment and the Employee have agreed that with effect from completion of the Share for Share Exchange, the New Shares shall be issued to the Employee and held by him upon and subject to the same terms and conditions as applied to the MIHC Shares under the Subscription Agreement, but as if the Subscription Agreement had been amended pursuant to this Agreement, and to the additional terms and conditions set out in this Agreement.

THE PARTIES AGREE as follows:

1.	Definitions

In this Agreement, all defined terms used in the Subscription Agreement shall, unless herein defined, bear the same meaning herein and all other references shall be construed in accordance therewith, except to the extent that the context otherwise requires.

2.	Terms and Conditions of New Shares

The New Shares shall be issued to the Employee and held by him upon and subject to the same terms and conditions as applied to the MIHC Shares under the Subscription Agreement but as if the amendments set out below had been made to the Subscription Agreement, and to the additional terms and conditions set out in this Agreement.

2.1	All references to Midasplayer International Holding Company Limited, including in the Schedules to the Subscription Agreement, shall be to King Digital Entertainment plc;

2.2	Clause 1 entitled “Background” shall be deleted in its entirety and replaced with the following:

“The Company has issued to the Employee the shares described in Schedule 3 hereto under the heading “New Shares” (“Employee Shares”) in exchange for the shares in Midasplayer International Holding Company p.l.c. (“MIHC”) previously held by the Employee and described in Schedule 3 hereto under the heading “MIHC Shares”.

The Employee agrees to hold the Employee Shares subject to the terms of the Midasplayer International Holding Company Limited 2012 Share Incentive Plan (“Plan”), this agreement and the Articles.

Pursuant to the provisions of this agreement, the Employee Shares (or a proportion thereof) will, in certain circumstances and at certain times, be converted into Deferred Shares or, from the date the Company’s shares are listed for trading on the New York Stock Exchange, be subject to compulsory transfer by the Employee to the Company or to an employee benefit trust established by the Company, for no consideration.”

2.3	The Schedule to this Agreement shall be annexed as Schedule 3 to the Subscription Agreement.

2.4	The definition of “Articles” in Clause 2.1(a) shall be deleted and replaced with the following definition:

“Articles” means the Articles of Association of the Company in effect from time to time;

2.5	The following new definition shall be included in Clause 2.1;

“Dividend Waiver”, has the meaning given in the document entitled “Shareholder Communication” from MIHC addressed to each holder of shares in MIHC dated 20 February 2014;

2.6	Subject to the Proposed Listing, Clause 2.3 shall be deleted in its entirety and replaced with the following:

“For the purposes of this agreement, “Sale” means the acquisition by a person, entity or “group” (within the meaning of Section 13(d) of the Exchange Act of the United States (the “Exchange Act”) or any comparable successor provisions) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of issued or outstanding voting securities of the Company representing more than fifty per cent (50%) of the combined voting power of the Company, whether as a result of making a general offer to acquire the whole of the issued share capital of the Company or all the shares in the Company which are of the same class as the Shares, a court-sanctioned compromise or scheme of arrangement, or otherwise, but excluding a transaction which (i) results in the Company’s voting securities in issue immediately before the transaction continuing to represent (either by remaining in issue or outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s issued or outstanding voting securities immediately after the transaction, and (ii) after which no person, entity or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this definition as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.”

2.7	Subject to the Proposed Listing, Clause 5 shall be deleted in its entirety and replaced with the following”:

““5. Transfer of Unvested Shares for no Consideration

In the event that the Employee ceases to be an employee or a Sale is to occur, the number of Employee Shares that are not “Vested” pursuant to Schedule 2 to this Agreement as at the Relevant Cessation Date or as at the date of the Sale (or, in the case only of a Sale which does not consist of a sale of the entire issued share capital of the Company, such number as is determined by the Board), respectively, shall, unless otherwise determined by the Board, pursuant to notice served on the Employee be acquired by the Company in accordance with the Articles or by an employee benefit trust established by the Company, without payment of consideration to the Employee, and the Employee shall effect the transfer of such shares on the date specified by the Board in the notice given.”

2.8	Subject to the Proposed Listing, Clause 6 shall be deleted in its entirety and replaced with the following:

““6. Share Transfer/Share Certificates

The Employee shall not transfer or dispose of any Employee Shares that have not Vested in accordance with Schedule 2 to this Agreement or enter into any arrangement which may place any Encumbrance on such Employee Shares. The Company shall retain the share certificates issued in respect of any Employee Shares that are not Vested in accordance with Schedule 2 to this Agreement and shall procure the delivery to the Employee of share certificates in respect of Employee Shares that become Vested, as soon as practicable after each vesting date.”

3.	Acquisition of unvested Employee Shares on Cessation of Employment or Sale

3.1	The Employee acknowledges that in the event that Deferred Shares are acquired by King Digital Entertainment pursuant to the articles of association of King Digital Entertainment after the Share for Share Exchange but prior to the Proposed Listing, such acquisition shall be without payment of consideration to the Employee.

3.2	The Employee further acknowledges that upon completion of the Proposed Listing, all of the shares in the capital of King Digital Entertainment, including the New Shares, shall be Ordinary Shares of US$0.00008 in the capital of King Digital Entertainment, and that the New Shares shall remain subject to vesting in accordance with the provisions of Schedule 2 to the Subscription Agreement.

4.	Further Assurance

The Employee agrees to execute all such documents and do all such acts and things as MIHC and/or King Digital Entertainment may, at any time after the date of this Agreement, reasonably require to give effect to the provisions of this Agreement.

5.	Power of Attorney

5.1	The Employee:

(a)	irrevocably appoints the Company as his attorney (“Attorney”) for all purposes referred to in this Agreement or in the articles of association of MIHC or King Digital Entertainment and irrevocably authorises the Attorney (on the Employee’s behalf) to execute any and all document(s) and to do any and all acts and things as the Attorney shall in its absolute discretion consider necessary or desirable in order to give full effect to the terms of this Agreement, the Share for Share Exchange, the Proposed Listing and such articles. Every attorney that may be appointed by virtue of this Clause shall be considered to act singly as the true and lawful attorney of the Employee with full power of substitution as specified herein;

(b)	agrees that the Attorney may in his name or otherwise on the Employee’s behalf:

(i)	execute any stock transfer form and any other documents and do all things necessary in order to transfer any of the MIHC Shares or New Shares in accordance with this Agreement or the articles of association of MIHC or King Digital Entertainment;

(ii)	make any tax filing or claim for relief or exemption that the Attorney considers necessary or desirable in connection with any transfer referred to at (b)(i) above;

(iii)	accept and retain any share certificate issued in respect of the MIHC Shares or the New Shares;

(iv)	sign any written resolution of the shareholders of MIHC or King Digital Entertainment (or of the holders of the relevant class of shares in MIHC or King Digital Entertainment) that the board of directors of MIHC or King Digital Entertainment consider to be necessary or desirable for the purposes of or in connection with the Share for Share Exchange or the Proposed Listing or any other restructuring, reconstruction or amalgamation involving the share capital of MIHC or King Digital Entertainment (“Resolutions”) including without prejudice to the generality of the foregoing any reorganisation, conversion or reclassification of all or any of the share capital of MIHC or King Digital Entertainment and/or the alteration, abrogation or variation of the rights attached to the MIHC Shares or the New Shares; and/or

(v)	in lieu of signing a written resolution as aforesaid, to appoint a proxy to attend and vote on his or her behalf on any Resolutions to be proposed at a general meeting of MIHC or King Digital Entertainment at the discretion of the Attorney and to approve, in writing or otherwise, any consent to the convening of any such meeting at short notice.

5.2	The Employee hereby authorises the Attorney to:

(a)	delegate one or more of the powers conferred on the Attorney by this power of attorney (other than the power to delegate or appoint a substitute attorney) to an officer or officers appointed for that purpose by the board of directors of the Attorney, by resolution or otherwise and vary or revoke such delegation at any time; and

(b)	appoint one or more persons to act as substitute attorney for the Employee and to exercise one or more of the powers conferred on the Attorney by this power of attorney and revoke any such appointment;

provided that neither of the above appointments shall constitute the appointment of a new attorney (for the same business of the mandate created by virtue of Clause 5.1 or otherwise) or the revocation of the said mandate given to the Attorney.

5.3	The Employee undertakes:

(a)	not to exercise any power conferred on the Attorney by this power of attorney without the Attorney’s consent;

(b)	to promptly notify the Attorney of, and deliver to the Attorney, anything received by the Employee in his capacity as the registered holder of the MIHC Shares or New Shares;

(c)	to ratify and confirm whatever any Attorney does or purports to do in good faith in exercising the powers conferred by this power of attorney and hereby ratifies and confirms and agrees to ratify and confirm any act whatsoever the Attorney shall lawfully do or cause to be done and all documents executed by the Attorney in the exercise or proposed exercise of all or any of his powers; and

(d)	to indemnify and hold each Attorney harmless against all claims, losses, costs, expenses, damages or liability incurred by it as a result of acting in good faith (but not acting negligently or fraudulently) pursuant to this power of attorney (including any costs incurred in enforcing this indemnity).

5.4	The Employee declares that a person who deals with the Attorney in good faith may accept a written statement signed by the Attorney to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

5.5	The Attorney is expressly authorized to act under this Power of Attorney.

5.6	The Employee agrees that the Attorney shall not accept any responsibility and shall not be under any liability for any act or omission of the Attorney or any of its representatives (save in the case of the Attorney’s own fraud, gross negligence or wilful misconduct).

5.7	The Employee agrees that the power of attorney and other authorities on the terms conferred by or referred to in this Agreement are given by way of security for the performance of the obligations of the Employee and are irrevocable, to the extent permitted by applicable law, in accordance with section 4 of the Powers of Attorney Act 1971 and, in terms of Maltese law in so far as it may be applicable, article 1887 of the Civil Code (Cap. 16 of the Laws of Malta). Such power of attorney shall be irrevocable except with written consent of the Attorney.

5.8	The power of attorney granted under this clause is without prejudice (and in addition) to any power of attorney contained in the articles of association of MIHC or King Digital Entertainment or the Subscription Agreement.

6.	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

7.	Assignment

MIHC or King Digital Entertainment may assign any of their respective rights under this Agreement. The Employee shall not assign his rights under this Agreement.

8.	Governing Law and Jurisdiction

This Agreement shall be interpreted and construed in accordance with the laws of England and Wales, and the parties submit to the exclusive jurisdiction of the Courts of England and Wales in relation to all matters arising under this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as a Deed on the date set out above.

SCHEDULE

(To be appended to the Subscription Agreement as Schedule 3)

Employee Shares

Name of Employee:

MIHC Shares

(pre-Share for Share Exchange)

Number of Shares	Class of MIHC Shares	Nominal value per Share

	D1 Ordinary	€0.000149

New Shares

(post-Share for Share Exchange and reflecting the Exchange Ratio)

Number of Shares	Class of King Digital Entertainment Shares	Nominal value per Share
	Upon Share for Share Exchange: A Ordinary (if Employee executes a Dividend Waiver) or D1 Ordinary (if Employee does not execute a Dividend Waiver) Upon Proposed Listing: Ordinary Shares	US$0.00008

EXECUTED AS A DEED by	)
MIDASPLAYER INTERNATIONAL	)
HOLDING COMPANY PLC	)
acting by a director in the presence	)
of a witness:-)

Director

Witness’ Signature:

Witness’ Name:

Witness’ Address:

Witness’ Occupation:

EXECUTED AS A DEED by	)
KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY	)
acting by a director in the presence	)
of a witness:-)

Director

Witness’ Signature:

Witness’ Name:

Witness’ Address:

Witness’ Occupation:

EXECUTED AS A DEED by	)
the Employee	)
in the presence of:-)

Witness’ Signature:

Witness’ Name:

Witness’ Address:

Witness’ Occupation: